                                                                    Sub-Item 77C

               SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                  MORGAN STANLEY QUALITY MUNICIPAL INCOME TRUST

A Special Meeting ("Meeting") of Shareholders of Morgan Stanley Quality Municipal Income Trust, a Massachusetts business trust ("Trust"), was held on April 16, 2010. The Meeting was held for the following purposes:

(1) Elect 17 trustees to the Board of Trustees of the Trust, each of whom will serve until his or her successor is elected and qualified;

(2) Approve a new advisory agreement between the Trust and Invesco Advisors, Inc.; and

(3) Approve a new sub-advisory agreement between Invesco Advisors, Inc. and each of Invesco TriMark Ltd.; Invesco Asset Management Deutschland, GmbH; Invesco Asset Management Limited; Invesco Asset Management (Japan) Limited; Invesco Australia Limited; Invesco Hong Kong Limited; Invesco Institutional (N.A.), Inc.; and Invesco Senior Secured Management, Inc.

The results of the voting on the above matters were as follows:

                                                                                              Withheld/           Broker
Matter                                                                         Votes For      Abstentions        Non-Votes
------                                                                      --------------   -------------   ----------------
(1) David C. Arch........................................................   15,161,362.868     775,818.344          0
    Bob R. Baker.........................................................   15,119,519.868     817,661.344          0
    Frank S. Bayley......................................................   15,119,465.868     817,715.344          0
    James T. Bunch.......................................................   15,133,349.868     803,831.344          0
    Bruce L. Crockett....................................................   15,145,451.868     791,729.344          0
    Rod Dammeyer.........................................................   15,112,146.868     825,034.344          0
    Albert R. Dowden.....................................................   15,139,466.868     797,714.344          0
    Jack M. Fields.......................................................   15,117,781.868     819,399.344          0
    Martin L. Flanagan...................................................   14,840,230.825   1,096,950.387          0
    Carl Frischling......................................................   15,106,638.868     830,542.344          0
    Prema Mathai-Davis...................................................   15,103,886.868     833,294.344          0
    Lewis F. Pennock ....................................................   15,138,436.868     798,744.344          0
    Larry Soll...........................................................   15,121,192.868     815,988.344          0
    Hugo F. Sonnenschein.................................................   15,118,287.868     818,893.344          0
    Raymond Stickel, Jr..................................................   15,098,413.868     838,767.344          0
    Philip A. Taylor ....................................................   14,839,481.825   1,097,699.387          0
    Wayne W. Whalen......................................................   15,084,015.868     853,165.344          0

                                                                                                     Withheld/       Broker
Matter                                                               Votes For     Votes Against   Abstentions     Non-Votes
------                                                            --------------   -------------   -----------   -------------
(2) Approve a new advisory agreement between the Trust
    and Invesco Advisors, Inc..................................
                                                                  12,246,403.966     558,427.000   670,236.246   2,462,114.000

                                                                                                    Withheld/        Broker
Matter                                                               Votes For     Votes Against   Abstentions     Non-Votes
------                                                            --------------   -------------   -----------   -------------
(3) Approve a new sub-advisory agreement between Invesco
    Advisors, Inc. and each of Invesco TriMark Ltd.; Invesco
    Asset Management Deutschland, GmbH; Invesco Asset
    Management Limited; Invesco Asset Management (Japan)
    Limited; Invesco Australia Limited; Invesco Hong Kong
    Limited; Invesco Institutional (N.A.), Inc.; and Invesco
    Senior Secured Management, Inc.............................   12,173,760.075    591,517.234    709,787.903   2,462,116.000

For a more detailed discussion on the proposal that was submitted to shareholders, please refer to the proxy statement that was filed on February 26, 2010 with the SEC under Accession number 0000950123-10-018357.